Business Development Agreement



     THIS BUSINESS DEVELOPMENT AGREEMENT ("Agreement"), dated August 19th 2003, is between Dennis C. Hass and Torsten Prochnow (collectively referred to as "Consultant ") and HIV-Vac, Inc. ( "Company ").

     A.   Consultant is an international business development advisor; and

     B.   Company is a publicly traded U.S. corporation; and

     C. Consultant and Company desire to enter into an agreement whereby Consultant will assist Company in establishing business relationships in Europe and the Middle East and each party will provide the other services as described in this Agreement.

     THEREFORE, in consideration of the premises, the promises hereafter set forth, and other good and valuable consideration, the parties hereby agree as follows:

     1. Description of Consultant's Services. Consultant, in the capacity of an independent contractor and not as an employee of Company, agrees to provide the following services to Company:

          a. Identify and approach potential joint-venture partners and other valueable interested contacts for Company's technology in Europe and the Middle East.

          b. Elaboration of joint venture strategies, focusing on Europe and the Middle East; confidential approach of suitable acquisition candidates.

          c.   Analysis and evaluation of the target  companies;  supporting the
               implementation   of   Due   Diligence   studies;   assisting   in
               negotiations and contractual matters.

          d. Be available to and agree to perform or arrange newspaper, television and radio interviews plus live seminars, as agreed with Company, in order to advertise and promote the Companies technology.

          e. Be available to conduct and arrange for Company live phone-in interviews, upon reasonable notice, when not conducting live seminars, in order to advertise and promote the Companies technology.

          f. Attend conventions, trade shows and promotions which are mutually agreed upon in advance by the parties, in order to advertise and promote the Company's technology.


     2. Description of Company Services. Company agrees to diligently use the skills and efforts of its organization to perform its duties under this Agreement in a good, workmanlike and productive manner and to apply prudent and reasonable business practices. Company, with the aid of Consultant, will prepare electronic and printed marketing materials and will arrange to attend important meetings the Consultant will organize.

     3. Term. The term of this Agreement ("Term") shall commence on the date hereof and continue for a period of twelve (12) months.

     4.   Independent   Contractor   Agreement.   Consultant  agrees  to  be  an
independent contractor and not an employee under this Agreement.


Confidential                         Page 1                           11/11/2003

     5. Company Evaluation and Control. Company and Consultant agree that Company has the right to evaluate in advance the effectiveness of possible joint-ventures and any other potential transactions and determine whether there is any potential risk of penalties imposed by the Federal Trade Commission (FTC) or any other authority or government department, and, if there is, decide whether to continue or modify the potential joint-venture plan or transaction strategy.

     6. Trademarks and Patents. Consultant acknowledges that Company has or might have trademark and patent registrations pending. Consultant agrees not to misappropriate these trademarks or patents, and not to use these trademarks or patents without prior approval of Company.

     7. Compensation to Consultant. For performance of the services described in this Agreement, Company agrees to compensate Consultant as follows:

Company will pay Consultant a non-refundable fee of $30,000. in cash or alternatively, at the Company's discretion, in lieu of cash, will pay the Consultants 300,000 shares of Company's common stock as a non-refundable engagement fee, payable by delivery of certificate of 300,000 shares of Company's common stock (150,000 shares payable to Torsten Prochnow and 150,000 shares payable to Dennis C. Hass), such stock to be duly authorized, validly issued and outstanding, fully paid and non-assessable and will not be subject to any liens or encumbrances. The stock will be registered under a Form S-8 Registration. Payment will be due within 7 days of the date hereof. Consultant will provide the Company and its counsel with a representation letter certifying that its services provided under this Agreement are such that the shares to be issued under this Section 7 will be eligible for registration on Form S-8 and such other assurances as the Company's counsel may reasonably request for the preparation and filing of the Form S-8.

     8. Non-Circumvention and Remedy. Company and Consultant expressly agree that this Agreement constitutes a binding contract. Company, intending to be legally bound, hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate Consultant, directly or indirectly, to avoid payments or fees, commissions, or any other form of compensations to Consultant in any transaction with any corporation, partnership, or individual, revealed by either party to the other, in connection with any projects, or currency exchanges, or any loans or collaterals, or any findings or any other transactions involving products, commodities, services, additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or agreements or third party assignments hereof. Therefore Company shall not contact individuals or entities introduced by Consultant during the term of this Agreement without prior written consent from Consultant. If any transaction of any kind is consummated within twenty-four (24) months of the termination of this Agreement with an individual or entity introduced directly or indirectly by Consultant to Company and/or Company enters into an agreement to acquire or be acquired by an entity or individual introduced directly or indirectly by Consultant to Company during the term of this Agreement, then that transaction shall be deemed to have been arranged by Consultant under this Agreement and Company shall remunerate Consultant as specified above. If Company breaches any term of this Agreement or violates any of his obligations under this Agreement, e.g. any compensation or fee payments or the Non-Circumvention clause or the Confidentiality clause or any other term, Consultant may seek all remedies and appropriate equitable relief allowed by law, and Consultant shall be entitled to a legal monetary penalty and equitable remedies equal to the maximum fees allowed by a competent court, at law or in equity, including all legal and other expenses, and Consultant may also, at its option, terminate or suspend all performances or services remaining to be rendered by Consultant under this Agreement without being obligated to pay back or reimburse any compensation or fee payments previously received by Consultant under this Agreement.


Confidential                         Page 2                           11/11/2003

     10. Exclusivity and Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Company. Consultant shall be required to expend only such time as is necessary to service Company in a commercially reasonable manner. Company and Consultant acknowledge and agree that confidential and valuable information proprietary to either one party and obtained during its business relationship with either one party, shall not be, directly or indirectly, disclosed without the prior express written consent of the other party, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided to either one party by the other shall be clearly and conspicuously marked with the word "Confidential." Consultant may disclose Company's confidential information pursuant to applicable laws or regulations, provided that Consultant may disclose only information required for services and performances hereunder. Furthermore Company acknowledges and agrees that the existence of this Agreement or the Agreement itself, including single paragraphs, terms, provisions, conditions and/or any other section of the Agreement, shall not be, directly or indirectly, in total or in parts, disclosed to any third party without the prior express written consent of Consultant.

     11. Indemnification and Representation. Company agrees to save harmless, indemnify and defend Consultant, its agents and employees from and against any cost, loss, damage, liability, judgment and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Consultant under this Agreement. Company hereby represents and warrants to Consultant that it is duly organized and in good standing under State Law and under Federal Law, is current in its filings and disclosures with the appropriate regulatory bodies and has all requisite power and authority to carry on business as now conducted and as contemplated herein.

     12. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. This Agreement may, if required, be signed in counterparts, or by facsimile. Neither party assumes any responsibilities or obligation whatsoever, other than the responsibilities and obligations expressly set forth in this Agreement or a separate written agreement between Company and Consultant. Neither party shall be liable under the provisions of this Agreement for damages on account of accidents, fires, acts of God, government actions, state of war, or any other causes beyond the control of the party whether or not similar to those enumerated. In the event of a conflict between this Agreement and any future agreements executed in connection herewith, the provisions of this Agreement shall generally prevail. It is acknowledged and agreed by Company and Consultant that should any provision of this Agreement be declared or be determined to be illegal or invalid by final determination of any court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. This Agreement is subject to all federal, state, and local government regulations, and shall be construed in accordance with the laws of the United States.


Confidential                         Page 3                           11/11/2003

   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.



Dennis C. Hass

 /s/ Dennis C. Hass
---------------------------------



Torsten Prochnow

 /s/ Torsten Prochnow
---------------------------------



HIV- Vac, Inc.

By:     /s/ Kevin Murray
       ---------------------------------

Its:   President
       ---------------------------------









Confidential                         Page 4                           11/11/2003